Exhibit 99.15

GeoBio Energy, Inc. Signs Definitive Purchase Agreement with Gas Service Company Lary Archer & Associates, Inc.

SEATTLE, July 14, 2011--Geo Bio Energy, Inc. (GeoBio Energy, Inc. (OTC: GBOE) ("GeoBio") today announced that it has signed a definitive agreement for the purchase of Lary Archer & Associates, Inc. (“Archer”).  Archer is head quartered in Weatherford, Texas, approximately 60 miles west of Dallas/Fort Worth International Airport.  Archer provides services to the natural gas industry with a large array of specialty trailer mounted equipment, safety devices, mobile-nitrogen production units and flow monitoring equipment.  Lary Archer, the owner of Archer & Associates, said of the purchase opportunity, “The market is here, the customers are here, everything indicates that the development and expansion of the gas fields will continue for many years to come.  We need the infusion of capital that Geo Bio intends to bring to expand our operations.  I am looking forward to working with this group.”

The Company primarily operates in the Barnett Shale area of North Texas in the vicinity of Fort Worth, but is currently expanding service into South Texas (Eagle Ford Shale) and to Louisiana (Haynesville Shale).

An excellent management team, a stable well trained staff and a strong customer base, coupled with a history of both rapid growth and profitability made Archer attractive to the GeoBio. Archer and associates had audited revenues for calendar year 2010 of $13.1 million, with an EBITDA of $4.8 million (unadjusted).

The completion of the acquisition is subject to GeoBio’s raising the financing for the purchase price of Archer, which the parties currently estimate to be approximately $22 million, payable in a combination of cash, stock and a seller’s note.

Laurence Shelver, CEO of Geo Bio, stated “the anticipated acquisition of Lary Archer and Associates will give us a solid presence in the Texas gas industry.  We expect this to be the first of several, similar acquisitions over the coming months.”

About GeoBio Energy:

GeoBio Energy's business model emphasizes the acquisition and operation of existing companies in the oil and gas services and energy industry. As oil and gas exploration continue in the face of rising demand, preparing and monitoring drilling sites and obtaining peak efficiency and production from existing, aging wells becomes increasingly important. GeoBio believes this to be a significant growth opportunity in its strategy to combine and consolidate companies in the oil and natural gas services sector. Visit GeoBio’s web site: http://www.geobioenergyinc.com/

Safe Harbor Statement

This Press Release may contain forward-looking statements which can be generally identified as such because the context of the statement will include the words such as GBOE "expects," "should," "believes," “intends,” "anticipates" or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties including the financial performance of GBOE, which could cause actual results, performance or achievements of GBOE to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

This Press Release does not constitute or form any part of any offer or invitation to sell or issue or any solicitation of any offer to purchase or subscribe for any securities in any jurisdiction, nor shall it (or any part of it) or the fact of its distribution form the basis of, or be relied upon in connection with, or act as any inducement to enter into, any contract or commitment therefore.

"Forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, may be included in this press release. These statements relate to future events and/or our future financial performance. These statements are only predictions and may differ materially from actual future events or results. GBOE disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Risks particularly associated with our current business include, but are not limited to the risks associated with our ability to (i) obtain the necessary financing to complete our prospective acquisitions and other targeted companies and to finance operations, (ii) generate sufficient revenue and obtain profitability, (iii) obtain additional financing as needed, (iv) manage changes in general economic and business conditions (both generally and in the natural gas and oil services and the energy industry), (v) react to actions of our competitors, (vi) develop new services and markets for our services, (vii) identify and manage risks in connection with acquisitions (viii) evaluate and effect the level of demand and market acceptance of our services and (ix) make necessary changes to our business strategies.

SOURCE: GeoBio Energy, Inc.

CONTACT:  GeoBio Energy Corporation

Investor Relations

Joseph J. Malone

www.valuecorptrading.com

786-375-0556

info@geobioenergyinc.com